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                                                                    EXHIBIT 5.01


                      [LETTERHEAD OF FENWICK & WEST LLP]




                                 March 9, 2000


Snowball.com, Inc.
250 Executive Park Blvd., Suite 400
San Francisco, CA 94134
Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (Registration Number 333-93487) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on December 23, 1999, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 7,187,500 shares of your Common Stock (the "Shares").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2)  the prospectuses prepared in connection with the Registration
          Statement;

     (3) your registration statement on Form 8-A (File Number 000-29121) filed with the Commission on January 25, 2000;

     (4) the minutes of meetings and actions by written consent of the stockholders and boards of directors that are contained in your minute books that are in our possession;

     (5) the stock records for you that you have provided to us including a statement provided by you as to the number of your issued and outstanding shares of capital stock and a list prepared by you of holders of options and warrants for your capital stock (and of any rights to purchase your capital stock); and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all
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March 9, 2000
Page 2

documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     For the purposes of this opinion, we have relied as to matters of fact solely upon our examination of the documents referred to above and have assumed their current accuracy and completeness.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and will not have been modified or rescinded, that the offer issuance and sale of the Shares by you will be registered under the Registration Statement, and that there will not have occurred any change in law affecting the validity or enforceability of the Shares.

     Based upon the foregoing, it is our opinion that the Shares to be issued and sold by you, when issued and sold in accordance in the manner referred to in the prospectus prepared in connection with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus prepared in connection therewith and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                             Very truly yours,
                                             /s/  Fenwick & West LLP